Exhibit 99.1

Contact: US Airways
Dan Cravens
480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS REPORTS RECORD JANUARY LOAD FACTOR

TEMPE, Ariz. Feb. 3, 2011 — US Airways Group, Inc. (NYSE: LCC) today announced January 2011 traffic results. Mainline revenue passenger miles (RPMs) for the month were 4.5 billion, up 3.9 percent versus January 2010. Mainline capacity was 5.7 billion available seat miles (ASMs), down 0.3 percent versus January 2010. Mainline passenger load factor was 78.3 percent, a record for the month of January and up 3.2 points versus January 2010.

US Airways’ President Scott Kirby said, “Our January consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) and total revenue per available seat mile each increased approximately seven percent versus the same month last year. I would like to thank our 31,000 team members who continue to do an outstanding job of taking care of our customers during yet another challenging winter season. January brought more than its share of weather-related disruption and our employees worked tirelessly to quickly and safely restore operations at our hubs in Philadelphia and Charlotte as well as in other affected cities.”

For the month of January, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation (DOT) was 78.6 percent with a completion factor of 95.0 percent. The adverse weather conditions discussed above impacted these results.

The following summarizes US Airways Group’s traffic results for the month ended January 31, 2011 and 2010, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
JANUARY

	2011	2010	Change

Mainline Revenue Passenger Miles (000)
Domestic	3,392,302	3,333,037	1.8%
Atlantic	593,255	486,698	21.9%
Latin	476,635	473,320	0.7%

Total Mainline Revenue Passenger Miles	4,462,192	4,293,055	3.9%

Mainline Available Seat Miles (000)
Domestic	4,234,529	4,325,414	(2.1)%
Atlantic	863,167	745,637	15.8%
Latin	602,330	648,433	(7.1)%

Total Mainline Available Seat Miles	5,700,026	5,719,484	(0.3)%

Mainline Load Factor (%)
Domestic	80.1	77.1	3.0	pts
Atlantic	68.7	65.3	3.4	pts
Latin	79.1	73.0	6.1	pts

Total Mainline Load Factor	78.3	75.1	3.2	pts

Mainline Enplanements
Domestic	3,548,854	3,427,111	3.6%
Atlantic	142,435	120,212	18.5%
Latin	338,052	336,433	0.5%

Total Mainline Enplanements	4,029,341	3,883,756	3.7%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
JANUARY

	2011	2010	Change

Express Revenue Passenger Miles (000)
Domestic	165,722	144,994	14.3%

Express Available Seat Miles (000)
Domestic	253,010	244,130	3.6%

Express Load Factor (%)
Domestic	65.5	59.4	6.1	pts

Express Enplanements
Domestic	570,305	535,312	6.5%

Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
JANUARY

	2011	2010	Change

Consolidated Revenue Passenger Miles (000)
Domestic	3,558,024	3,478,031	2.3%
Atlantic	593,255	486,698	21.9%
Latin	476,635	473,320	0.7%

Total Consolidated Revenue Passenger Miles	4,627,914	4,438,049	4.3%

Consolidated Available Seat Miles (000)
Domestic	4,487,539	4,569,544	(1.8)%
Atlantic	863,167	745,637	15.8%
Latin	602,330	648,433	(7.1)%

Total Consolidated Available Seat Miles	5,953,036	5,963,614	(0.2)%

Consolidated Load Factor (%)
Domestic	79.3	76.1	3.2	pts
Atlantic	68.7	65.3	3.4	pts
Latin	79.1	73.0	6.1	pts

Total Consolidated Load Factor	77.7	74.4	3.3	pts

Consolidated Enplanements
Domestic	4,119,159	3,962,423	4.0%
Atlantic	142,435	120,212	18.5%
Latin	338,052	336,433	0.5%

Total Consolidated Enplanements	4,599,646	4,419,068	4.1%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

About US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,200 flights per day and serves more than 200 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 31,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers 21,000 daily flights to 1,160 airports in 181 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport. US Airways was the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report for 2010. For the sixth year in a row, the airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index, a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information, visit usairways.com. (LCCT)

Forward Looking Statements

Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; the Company’s high level of fixed obligations and its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in the Company’s financing arrangements; provisions in the Company’s credit card processing and other commercial agreements that may affect its liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the Company’s inability to maintain labor costs at competitive levels; the Company’s reliance on third party regional operators or third party service providers; the Company’s reliance and costs of third party distribution channels, including those provided by global distribution systems and online travel agents; the Company’s reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to the Company’s business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or the Company’s ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; changes in government legislation and regulation; the Company’s ability to operate and grow its route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs and disruptions to insurance markets; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2010 and in the Company’s other filings with the SEC, which are available at www.usairways.com.

-LCC-